Exhibit 99.1

          Transatlantic Holdings, Inc. Announces First Quarter Results

     NEW YORK--(BUSINESS WIRE)--April 27, 2006--Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net income for the first quarter of 2006 increased 14.1 percent to $102.0 million, or $1.54 per common share (diluted), compared to $89.4 million, or $1.35 per common share (diluted), in the same prior year quarter.
     There were no significant catastrophe losses occurring during the first quarter of 2006. The first quarter of 2005 includes the aggregate estimated pre-tax impact of significant catastrophe loss events amounting to $25 million, or $19 million on an after-tax basis, principally resulting from European Windstorm Erwin.
     For the first quarter of 2006, income before income taxes amounted to $127.8 million compared to $112.9 million in the first quarter of 2005, an increase of 13.2 percent. These results include pre-tax realized net capital gains of $5.7 million and $9.0 million in 2006 and 2005, respectively. Additionally, income before income taxes includes pre-tax catastrophe losses as discussed above.
     Commenting on the first quarter, Robert F. Orlich, Chairman, President and Chief Executive Officer, said, "We are pleased with our first quarter performance, which featured strong earnings and considerable positive operating cash flow, despite significant catastrophe loss payments. Our annualized GAAP return on equity was 15.8 percent.
     "Net premiums written grew quarter over quarter due to increased domestic premiums largely related to specialty casualty and property lines. This domestic growth was tempered by the impact of changes in foreign currency exchange rates on our international portfolio compared to a year ago. Market conditions were generally favorable in most classes, with dramatic improvements having occurred, as expected, in catastrophe-affected property and marine lines."
     Net premiums written for the first quarter of 2006 amounted to $914.4 million compared to $885.4 million in the same 2005 quarter, an increase of 3.3 percent. International business represented 51 percent of net premiums written in the 2006 first quarter versus 54 percent in the comparable 2005 quarter. (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the increase in net premiums written between periods.)
     For the first quarter of 2006, the combined ratio was 96.4 versus 97.7 in the comparable 2005 quarter. The net impact of significant catastrophe loss events added 2.8 to the combined ratio for the first quarter of 2005.
     Net loss and loss adjustment expense reserves increased $47.0 million during the first quarter of 2006, bringing the amount of such reserves to $5.74 billion at March 31, 2006. First quarter 2006 net losses and loss adjustment expenses paid includes approximately $126 million primarily related to catastrophe losses occurring in 2005.
     TRH's loss and loss adjustment expense ratio represents net losses and loss adjustment expenses divided by net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses divided by net premiums written. The combined ratio represents the sum of the loss and loss adjustment expense ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities as these are standard measures in the insurance and reinsurance industries.
     Net investment income increased 20.7 percent in the first quarter of 2006 to $102.3 million compared to $84.8 million reported in the year ago quarter. A significant portion of the increase over the prior year is attributable to the investment of the net proceeds from the $750 million principal amount of the senior notes issued in the fourth quarter of 2005. At March 31, 2006, investments and cash totaled $9.56 billion.
     Expenses related to stock compensation agreements totaled $2.3 million and $1.1 million in the first quarter of 2006 and 2005, respectively. Such expenses are included mainly in "other, net" in the Statement of Operations Data.
     At March 31, 2006, TRH's consolidated assets and stockholders' equity were $12.53 billion and $2.61 billion, respectively. Book value per common share was $39.52.
     In the first quarter of 2006, the Board of Directors declared a quarterly cash dividend of $0.12 per common share to stockholders of record as of June 2, 2006, payable on June 16, 2006.
     Visit -- www.transre.com -- for additional information about TRH.


Caution concerning forward-looking statements:


     This press release contains forward-looking statements, including management's beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH's Annual Report on Form 10-K for the year ended December 31, 2005 as well as its past and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, Toronto, Miami (serving Latin America and the Caribbean), Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


                                    Three Months Ended
                                         March 31,
                                  ----------------------
                                     2006        2005          Change
                                  ----------  ----------       -------
                                 (in thousands, except per share data)
Statement of Operations Data:

Revenues:
  Net premiums written            $  914,407  $  885,350         3.3 %
  (Increase) decrease in net
       unearned premiums              (6,694)      2,563
                                  ----------  ----------

  Net premiums earned                907,713     887,913         2.2
  Net investment income              102,321      84,807        20.7
  Realized net capital gains           5,709       9,000
                                  ----------  ----------

       Total revenues              1,015,743     981,720
                                  ----------  ----------

Expenses:
  Net losses and loss
       adjustment expenses           632,907     645,807
  Net commissions                    223,415     201,433
  Other underwriting expenses         20,846      19,607
  Increase in deferred
       acquisition costs              (3,136)       (275)
  Interest on senior notes            10,849           -
  Other, net                           3,060       2,287
                                  ----------  ----------
       Total expenses                887,941     868,859
                                  ----------  ----------

Income before income taxes           127,802     112,861        13.2
Income taxes                          25,829      23,498
                                  ----------  ----------
Net income                        $  101,973  $   89,363        14.1
                                  ==========  ==========

----------------------------------------------------------------------

Net income per common share:
  Basic                           $     1.55   $    1.36        13.9
  Diluted                               1.54        1.35        14.1

Cash dividends per common share        0.120       0.100        20.0

Weighted average common
  shares outstanding:
  Basic                               65,923      65,816
  Diluted                             66,255      66,232

----------------------------------------------------------------------

Ratios:
  Loss and loss adjustment expense      69.7 %      72.7 %
  Underwriting expense                  26.7        25.0
  Combined                              96.4        97.7
----------------------------------------------------------------------


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data
              As of March 31, 2006 and December 31, 2005

                                                2006          2005
                                             -----------  ------------
                                     (in thousands, except share data)
Balance Sheet Data:

                                ASSETS
Investments and cash:
    Fixed maturities:
        Held to maturity, at amortized cost
         (market value: 2006- $1,272,146;
          2005-$1,284,826)                   $ 1,256,984  $ 1,257,941
        Available for sale, at market value
         (amortized cost: 2006-$6,377,823;
         2005-$6,143,063) (pledged, at market
         value: 2006-$643,068; 2005-$562,007)  6,461,075    6,297,675
    Equities:
        Common stocks available for sale,
         at market value (cost: 2006-$589,793;
         2005-$574,362) (pledged, at market
         value: 2006-$52,090; 2005-$23,054)      625,619      606,325
        Common stocks trading, at market
         value (cost: 2006-$46,842;
         2005-$48,124)                            47,121       46,493
        Nonredeemable preferred stocks
         available for sale, at market value
         (cost: 2006-$12,486; 2005-$12,390)       12,492       12,420
    Other invested assets                        174,434      172,869
    Short-term investment of funds received
     under securities loan agreements            726,049      606,882
    Short-term investments, at cost
     (approximates market value)                  72,531       43,112
    Cash and cash equivalents                    180,397      198,120
                                             -----------  ------------
         Total investments and cash            9,556,702    9,241,837
Accrued investment income                        118,527      107,431
Premium balances receivable, net                 748,371      782,880
Reinsurance recoverable on paid and unpaid
 losses and loss adjustment expenses:
    Affiliates                                   240,586      294,957
    Other                                      1,121,584    1,196,516
Deferred acquisition costs                       220,845      217,709
Prepaid reinsurance premiums                     110,158       61,291
Deferred income taxes                            322,414      302,451
Other assets                                      91,325      159,604
                                             -----------  ------------
         Total assets                        $12,530,512  $12,364,676
                                             ===========  ============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Unpaid losses and loss adjustment expenses   $ 7,023,069  $ 7,113,294
Unearned premiums                              1,143,594    1,082,282
Payable under securities loan agreements         726,049      606,882
5.75% senior notes due December 14, 2015:
    Affiliates                                   447,853      447,812
    Other                                        298,569      298,541
Other liabilities                                285,633      271,914
                                             -----------  ------------
         Total liabilities                     9,924,767    9,820,725
                                             -----------  ------------

Preferred Stock, $1.00 par value; shares
 authorized: 5,000,000; none issued                   -             -
Common Stock, $1.00 par value; shares
 authorized: 100,000,000; shares issued:
 2006-66,922,306; 2005-66,900,085                 66,922       66,900
Additional paid-in capital                       217,322      214,700
Accumulated other comprehensive income               817       35,729
Retained earnings                              2,342,603    2,248,541
Treasury Stock, at cost; 2006-988,900;
 2005-988,900 shares of common stock             (21,919)     (21,919)
                                             -----------  ------------
         Total stockholders' equity            2,605,745    2,543,951
                                             -----------  ------------
         Total liabilities and
          stockholders' equity               $12,530,512  $12,364,676
                                             ===========  ============


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


                                                   Three Months Ended
                                                        March 31,
                                                ----------------------
                                                     2006      2005
                                                ----------- ----------
                                                     (in thousands)
Condensed Cash Flow Data:

Net cash provided by operating activities        $ 218,638  $ 183,634
                                                ----------  ----------

Cash flows from investing activities:
    Proceeds of fixed maturities available
       for sale sold                               114,649    127,315
    Proceeds of fixed maturities available
       for sale redeemed or matured                 74,801     68,019
    Proceeds of equities available
       for sale sold                               112,098    236,681
    Purchase of fixed maturities held to maturity        -    (96,264)
    Purchase of fixed maturities available
       for sale                                   (407,832)  (279,541)
    Purchase of equities available for sale       (117,208)  (245,027)
    Net sale (purchase) of other invested assets 2,519 (56,459) Net purchase of short-term investment of funds
       received under securities loan agreements  (112,730)   (49,954)
    Net (purchase) sale of short-term investments  (29,420)     7,921
    Change in other liabilities for securities in
       course of settlement                         16,923     59,201
    Other, net                                       2,952       (229)
                                                ----------- ----------
       Net cash used in investing activities      (343,248)  (228,337)
                                                ----------- ----------
Cash flows from financing activities:
    Net funds received under securities
       loan agreements                             112,730     49,954
    Dividends to stockholders                       (7,911)    (6,581)
    Proceeds from common stock issued                1,675      1,167
    Acquisition of treasury stock                        -     (2,327)
    Costs related to issuance of senior notes         (558)         -
    Other, net                                           -        (28)
                                                ----------- ----------
       Net cash provided by financing activities   105,936     42,185
                                                ----------- ----------
Effect of exchange rate changes on cash and
 cash equivalents                                      951        (85)
                                                ----------- ----------
       Change in cash and cash equivalents         (17,723)    (2,603)
Cash and cash equivalents, beginning of period     198,120    143,435
                                                ----------- ----------
       Cash and cash equivalents, end of period  $ 180,397  $ 140,832
                                                =========== ==========


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data


                                                   Three Months Ended
                                                        March 31,
                                                 ---------------------
                                                     2006      2005
                                                   ---------- --------
                                                     (in thousands)
Comprehensive Income Data:

Net income                                          $101,973  $89,363
                                                   ---------- --------

Other comprehensive loss:
  Net unrealized depreciation of investments,
   net of tax:
    Net unrealized holding losses                    (60,532) (63,755)
    Deferred income tax benefit on above              21,186   22,315
    Reclassification adjustment for gains
      included in net income                          (8,909)  (9,000)
    Deferred income tax benefit on above               3,118    3,150
                                                   ---------- --------
                                                     (45,137) (47,290)
                                                   ---------- --------

  Net unrealized currency translation gain
   (loss), net of tax:
    Net unrealized currency translation gain
     (loss)                                           15,730  (46,871)
    Deferred income tax (charge) benefit on above     (5,505)  16,405
                                                   ---------- --------
                                                      10,225  (30,466)
                                                   ---------- --------

      Other comprehensive loss                       (34,912) (77,756)
                                                   ---------- --------

Comprehensive income                                 $67,061  $11,607
                                                   ========== ========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Premium Data:
                                                   Three Months Ended
                                                        March 31,
                                                  --------------------
                                                      2006       2005
                                                  ---------  ---------
                                                      (in thousands)

Net premiums written by office:

    Domestic                                      $446,374   $409,629
                                                  ---------  ---------

    International:

        Europe:
            London                                 181,487    193,434
            Paris                                   91,101     91,228
            Zurich                                  80,931     88,193
                                                  ---------  ---------
                                                   353,519    372,855
                                                  ---------  ---------

        Other:
            Toronto                                 21,439     19,322
            Miami (Latin America and
             the Caribbean)                         63,224     50,617
            Hong Kong                               25,023     23,591
            Tokyo                                    4,828      9,336
                                                  ---------  ---------
                                                   114,514    102,866
                                                  ---------  ---------

    Total international                            468,033    475,721
                                                  ---------  ---------

Total net premiums written                        $914,407   $885,350
                                                  =========  =========


Effect of changes in foreign currency exchange
    rates on the increase in net premiums
    written in 2006 as compared to 2005:
                                                Three Months
                                                   Ended
                                                  March 31,
                                                  ---------
    Increase in original currency                      5.9  %
    Foreign exchange effect                           (2.6)
                                                  ---------
    Increase as reported in U.S. dollars               3.3  %
                                                  =========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Premium Data (continued):

Other net premiums written data (estimated):

                                                   Three Months Ended
                                                        March 31,
                                                ---------------------
                                                      2006      2005
                                                ----------- ---------

   Treaty                                             95.9 %    96.2 %
   Facultative                                         4.1       3.8
                                                ----------- ---------
                                                     100.0 %   100.0 %
                                                =========== =========

   Property                                           27.5 %    27.6 %
   Casualty                                           72.5      72.4
                                                ----------- ---------
                                                     100.0 %   100.0 %
                                                =========== =========

Total gross premiums written (in thousands)     $1,046,862  $995,841
                                                =========== =========

Source of gross premiums written:

   Affiliates                                         16.6 %    15.2 %
   Other                                              83.4      84.8
                                                ----------- ---------
                                                     100.0 %   100.0 %
                                                =========== =========


Supplemental Net Loss and Loss Adjustment
   Expense Reserve Data:

Changes in net loss and loss adjustment
   expense reserves:
                                                 Three Months Ended
                                                      March 31,
                                                ---------------------
                                                    2006      2005
                                                ----------- ---------
                                                    (in millions)
   Reserve for net unpaid losses and loss
    adjustment expenses at beginning of period    $5,690.4  $4,980.6
   Net losses and loss adjustment expenses
    incurred                                         632.9     645.8
   Net losses and loss adjustment expenses paid      610.5     568.0
   Foreign exchange effect                            24.6       3.3
                                                ----------- ---------
   Reserve for net unpaid losses and loss
    adjustment expenses at end of period          $5,737.4  $5,061.7
                                                =========== =========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

Supplemental Investment Data:

                                             March 31, 2006
                                         ---------------------
                                           Amount     Percent
                                         ----------- ---------
                                        (dollars in thousands)
Investments by category:

  Fixed maturities:
    Held to maturity (at amortized cost):
        Domestic and foreign municipal   $1,256,984      13.4 %
                                         ----------- ---------

    Available for sale (at market value):
        Corporate                         1,466,311      15.6
        U.S. Government and government
         agencies                           317,055       3.4
        Foreign government                  270,987       2.9
        Domestic and foreign municipal    4,406,722      47.0
                                         ----------- ---------
                                          6,461,075      68.9
                                         ----------- ---------
               Total fixed maturities     7,718,059      82.3
                                         ----------- ---------

  Equities:
    Available for sale:
        Common stocks                       625,619       6.7
        Nonredeemable preferred stocks       12,492       0.1
                                         ----------- ---------
                                            638,111       6.8
    Trading:
        Common stocks                        47,121       0.5
                                         ----------- ---------
               Total equities               685,232       7.3
                                         ----------- ---------

  Other invested assets                     174,434       1.9
  Short-term investment of funds received
   under securities loan agreements         726,049       7.7
  Short-term investments                     72,531       0.8
                                         ----------- ---------
               Total investments         $9,376,305     100.0 %
                                         =========== =========

Fixed maturities portfolio data:

                                         ----------- --------- ------
   Ratings as of March 31, 2006:            Held to  Available
                                           Maturity  for Sale  Total
                                         ----------- --------- ------

     Aaa                                       12.1%     53.9%  66.0%
     Aa                                         3.1      25.9   29.0
     A                                          1.1       3.5    4.6
     Baa                                          -       0.2    0.2
     Ba                                           -       0.1    0.1
     Not rated                                    -       0.1    0.1
                                         ----------- --------- ------
         Total                                 16.3%     83.7% 100.0%
                                         =========== ========= ======

   Duration as of March 31, 2006:               4.7 years


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement


Supplemental Investment Data (continued):
                                                Three Months Ended
                                                      March 31,
                                              -----------------------
                                                    2006        2005
                                              ----------- -----------

Pre-tax yield on fixed maturity portfolio (a)        4.4 %       4.4 %

Effective tax rate on net investment income (b)     17.0 %      17.6 %

(a) Represents annualized pre-tax net investment income from fixed maturities for the periods indicated divided by the average balance sheet carrying value of the fixed maturity portfolio for such periods.

(b) Represents the portion of income tax expense related to net investment income divided by net investment income.


Other Data:
                                              (Estimated)
                                               March 31,  December 31,
                                                  2006        2005
                                              ----------- -----------
                                                  (in thousands)

Statutory surplus of Transatlantic
 Reinsurance Company                           $2,721,000  $2,617,997


     CONTACT: Transatlantic Holdings, Inc., New York
              Steven S. Skalicky, 212-770-2040